AMENDMENT TO STOCK PURCHASE AGREEMENT
                      -------------------------------------

         THIS AMENDMENT TO STOCK PURCHASE AGREEMENT is made as of April 7, 2000 among CHESHIRE DISTRIBUTORS, INC., a Delaware corporation ("Buyer"), EDUARDO P.V. CARDOSO and ALBERTEINA CARDOSO, (sometimes referred to herein individually as "Seller" and collectively as "Sellers"), and CARDOSO CIGARETTE DEPOT (PTY) LIMITED, a South African corporation (the "Company").

                                P R E A M B L E:

         WHEREAS, Buyer, Sellers and the Company entered into a Stock Purchase Agreement dated as of September 23, 1999 (the Agreement") pursuant to which Buyers agreed to purchase from Sellers and Sellers agreed to sell to Buyer all of the outstanding Shares of the Company (the "Shares"), as well as certain other assets, consisting of real property owned by or under the control of Sellers and used in connection with the business of the Company (the "Related Assets"); and

         WHEREAS, the parties wish to amend the Agreement in certain respects

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

          A. CLOSING PROCEDURES. Sections 1.2 and 1.3 of the Agreement are hereby amended and restated in their entirety to read as follows:

              1.2 Payment of Purchase Price and delivery of Shares. At the Closing, subject to the terms and conditions hereof:

               (a) the Buyer shall pay to the Sellers the first installment of the Purchase Price in the sum of $1,000,000 by certified check or by wire transfer of immediately available funds to bank accounts in the Republic of South Africa, as designated by Sellers, respectively. The Buyer shall pay the remainder of the Purchase Price in the same manner, by paying a second installment of $2,000,000 (the "Second Installment") on or before the twenty-first day after of the Closing Date, and a final installment of $7,000,000 on or before the date which is six months after the Closing Date (the "Third Installment").

               (b) the Sellers will deliver to Buyer certificate(s) representing ten (10%) percent of the Shares and will deliver to CorpCapital Limited, as Escrow Agent, the remainder of the Shares, together with declarations for the transfer thereof in blank as to transferee, duly signed by the Sellers/registered holders and without such forms being dated and otherwise complying with the provisions of the Company's articles of association and the South African Stamp Duties Act, 1968. As additional portions of the Purchase Price are paid to the Sellers, The Escrow Agent shall deliver to the Buyer (together with the transfer documentation in respect thereof), Shares out of Escrow so that the Buyer shall have received delivery of a percentage of the Shares which is identical to the percentage of the Purchase Price which has been paid to the Sellers. For example, simultaneously with the Second Installment being paid in full, the Buyer shall have received 30% in the aggregate of the Shares, and simultaneously with the Third Installment being paid in full, the Buyer shall have received 100% in the aggregate of the Shares. Provided the Sellers are then not in default under this Agreement, if any portion of the Purchase Price remains unpaid on the date which is six months after the Closing Date, the Sellers shall have the right by notice to the Buyer and the Escrow Agent, to terminate the unexecuted portion of this Agreement and to cause the remaining Shares held by the Escrow Agent to be returned to the Buyers. Title in and to the Shares hald in escrow shall not transfer to the Buyer until the purchase price in respect of the relevant Shares has been discharged as herein contemplated.

               1.3 TRANSFER OF RELATED ASSETS. Sellers shall cause title to the Related Assets to be transferred to Buyer not later than the date which is six months after the Closing Date. It shall be a condition to the payment of the Third Installment that such transfer shall have been consummated.

     B. PROVISIONS RE SHARES. The parties agree to the following provisions regarding the Shares which shall expire on the payment of the Third Installment:

     1. The issued share capital of the Company shall comprise a single class of shares.

     2. To the extent that any dividends are to be paid by the Company, dividends may only be paid to the Buyer rateably in proportion to the Buyer's percentage of paid for Shares in the Company. Dividends payable on account of Escrow Shares shall be paid to the Escrow Agent and shall be delivered by the Escrow Agent to the party ultimately receiving such Shares.

     3. To the extent that the Company is indebted to the Buyer on a loan account, loans shall only be repaid to the Buyer rateably in proportion to the Buyer's percentage of paid for Shares in the Company.

     4. United States Dollar denominated loans which are owing by the Company to non-residents will be repayable in accordance with their current repayment terms (as set out in the audited financial statements of the Company).

     C. PROVISIONS RE ESCROW AGENT. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument or writing reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such


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


good faith. If any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in to retain in the Escrow Agent's possession without liability to anyone all or any part of said Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

     D.  AMENDMENT.   This  Agreement  may  be  further  amended,   modified  or
supplemented but only in writing signed by each of the parties hereto.

     D. COUNTERPARTS. This Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     E. SEVERABILITY. If any provision of the Agreement, as amended hereby, shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     F. ENTIRE UNDERSTANDING. The Agreement, as hereby amended, and the Related Agreements set forth the entire agreement and understanding of the parties hereto and supercede any and all prior agreements, arrangements and understandings among the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Stock Purchase Agreement to be execute and delivered as of the date first above written.

CHESHIRE DISTRIBUTORS, INC.                CARDOSO CIGARETTE DEPOT (PTY) LIMITED


By:/s/ Willem Oost-Lievense                 By: /s/ Eduardo P.V. Cardoso
   ------------------------                    -------------------------
    Willem Oost-Lievense                        Eduardo P.V. Cardoso
    Title: Chairman                             Title: Chairman


/s/ Eduardo P.V. Cardoso
-------------------------
Eduardo P.V. Cardoso

/s/ Alberteina Cardoso
-------------------------
Alberteina Cardoso



ACCEPTED BY ESCROW AGENT:
CORP CAPITAL

By:  /s/ Corp Capital
     ----------------------------
Date: April 7, 2000
     ----------------------------